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Exhibit 23.2

Consent of Independent Auditors

The Board of Directors and Stockholders
HealtheTech, Inc.:

We consent to the use of our report relating to the consolidated financial statements of HealtheTech, Inc. and subsidiaries included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Denver, Colorado
June 24, 2002

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  Exhibit 23.2
Consent of Independent Auditors